EXHIBIT 4.188

EXECUTION COPY

AMENDMENT NO. 12

TO

LIQUIDITY AGREEMENT

dated as of June 19, 2007

among

DOLLAR THRIFTY FUNDING CORP.,

an Oklahoma corporation

CERTAIN FINANCIAL INSTITUTIONS,

as the Liquidity Lenders

CREDIT SUISSE,

ACTING THROUGH ITS NEW YORK BRANCH,

as Liquidity Agent

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Series 1998-1 Letter of Credit Provider

AMENDMENT NO. 12

TO LIQUIDITY AGREEMENT

This Amendment No. 12 to Liquidity Agreement dated as of June 19, 2007 (“Amendment”), among Dollar Thrifty Funding Corp., an Oklahoma corporation (“DTFC”), the undersigned financial institutions (the “Liquidity Lenders”), Credit Suisse, acting through its New York branch, as Liquidity Agent (“CS”) and Deutsche Bank Trust Company Americas, as Series 1998-1 Letter of Credit Provider (“DBTCA”) (DTFC, the Liquidity Lenders, CS and DBTCA are collectively referred to herein as the “Parties”), JPMorgan Chase Bank, National Association, not as a party but as Syndication Agent, and Deutsche Bank AG, New York Branch, not as a party but as Documentation Agent.

RECITALS:

A.           The Parties are parties to that certain Liquidity Agreement dated as of March 4, 1998, among DTFC, the Liquidity Lenders, the Liquidity Agent, JPMorgan Chase Bank, National Association, not as a party but as Syndication Agent, and Deutsche Bank AG, New York Branch, not as a party but as Documentation Agent, as subsequently amended by (i) Amendment No. 1 to Liquidity Agreement dated as of March 4, 1999; (ii) Amendment No. 2 to Liquidity Agreement dated as of October 20, 1999; (iii) Amendment No. 3 to Liquidity Agreement dated as of February 18, 2000; (iv) Amendment No. 4 to Liquidity Agreement dated as of February 28, 2001; (v) Amendment No. 5 to Liquidity Agreement dated as of February 26, 2002; (vi) Amendment No. 6 to Liquidity Agreement dated as of February 24, 2003; (vii) Amendment No. 7 to Liquidity Agreement dated as of February 20, 2004; (viii) Amendment No. 8 to Liquidity Agreement dated as of March 24, 2004; (ix) Amendment No. 9 to Liquidity Agreement dated as of March 22, 2005; (x) Amendment No. 10 to Liquidity Agreement dated as of March 17, 2006; and (xi) Amendment No. 11 to Liquidity Agreement dated as of March 20, 2007; and

B.           Contemporaneously herewith, the Parties are entering into that certain Extension Agreement whereby the Scheduled Liquidity Commitment Termination Date is being extended on June 25, 2007 until June 20, 2008; and

C.           As a result of such extension, the Parties wish to amend the Liquidity Agreement as provided herein.

NOW THEREFORE, the Parties hereto agree as follows:

1.            Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Liquidity Agreement.

2.	Amendments. The Liquidity Agreement is hereby amended as follows:

(a)          By deleting Section 4.5(a) thereof in its entirety and replacing it with the following:

“SECTION 4.5 Fees. (a) Commitment Fee. DTFC agrees to pay to the Liquidity Agent for the account of each Liquidity Lender an ongoing commitment fee (the “Commitment Fee”) equal to 0.25% per annum of the average daily unused portion of each such Liquidity Lender’s Liquidity Commitment, such fee to accrue from June 25, 2007 (the “Closing Date”) until the Liquidity Commitment Termination Date. The Commitment Fee shall be computed based on the actual number of days elapsed and a 360 day year. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter occurring after the Closing Date and on the Liquidity Commitment Termination Date.”

(b)          By deleting the definition of “Fee Letter” appearing in Annex A to the Liquidity Agreement in its entirety and replacing it with the following:

“Fee Letter” means that certain fee letter dated June 19, 2007 among DTFC, Credit Suisse, New York Branch, and JPMorgan Chase Bank, National Association, as the same may be amended, restated, replaced or otherwise modified from time to time.”

3.            Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Liquidity Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Liquidity Agreement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Liquidity Agreement specifically referred to herein and any references in the Liquidity Agreement to the provisions of the Liquidity Agreement specifically referred to herein shall be to such provisions as amended by this Amendment.

4.            Applicable Provision. Pursuant to Section 11.1 of the Liquidity Agreement, the Liquidity Agreement may be amended by DTFC, DBTCA, as the Series 1998-1 Letter of Credit Provider, and the Majority Banks.

5.            Continuing Accuracy of Representations and Warranties. The representations and warranties of DTFC in each of the CP Program Documents to which DTFC is a party are true and correct (in all material respects to the extent such representations and warranties do not incorporate a materiality limitation in their terms) on the date of this Amendment as though made on and as of the date of this Amendment.

6.            Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

7.            Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

8.            GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

9.            Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

DTFC:

DOLLAR THRIFTY FUNDING CORP.

By: ______________________________________

Pamela S. Peck

Vice President and Treasurer

LIQUIDITY AGENT:

CREDIT SUISSE, ACTING THROUGH ITS NEW YORK BRANCH

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

SERIES 1998-1 LETTER OF CREDIT PROVIDER:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$45,000,000	CREDIT SUISSE, ACTING THROUGH ITS NEW YORK BRANCH

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$45,000,000	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$25,000,000	THE BANK OF NOVA SCOTIA

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$42,500,000	ABN AMRO BANK N.V.

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$35,000,000	CREDIT INDUSTRIEL ET COMMERCIAL

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$42,500,000	BNP PARIBAS

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$42,500,000	BANK OF MONTREAL

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$25,000,000	COMERICA BANK

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$40,000,000	DEUTSCHE BANK AG, NEW YORK BRANCH

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$42,500,000	LANDESBANK HESSEN-THÜRINGEN

GIROZENTRALE

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$25,000,000	WELLS FARGO BANK, N.A.

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$25,000,000	MIZUHO CORPORATE BANK, LTD.

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$25,000,000	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

By: ______________________________________

Name: ______________________________

Title: _______________________________

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